Exhibit 4.5



Number B-2                                                         71,429 Shares
                                         Series B 5% Convertible Preferred Stock

                            RESEARCH ENGINEERS, INC.
                             A Delaware Corporation

THIS CERTIFIES THAT Triton Private Equities Fund, L.P. is the record holder of Seventy One Thousand Four Hundred Twenty-Nine shares of Series B 5% Convertible Preferred Stock of Research Engineers, Inc., transferable only on the share register of said Corporation by the holder, in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents. The shares represented by this certificate are subject to the legend(s) affixed to the back of this certificate.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof as established by the Certificate of Incorporation may be obtained by any shareholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any shareholder, upon request and without charge, a copy of such statement.

WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this _______ day of September, 1999.




/s/ Wayne Blair                     /s/ Jyoti Chatterjee
-----------------------------       ----------------------------------
Wayne Blair                         Jyoti Chatterjee
Secretary                           President


                   SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)


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FOR VALUE RECEIVED,  HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO SHARES REPRESENTED
BY THIS CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT , ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED:               , 19
      --------------     -----

IN THE PRESENCE OF   ----------------------    ---------------------------------
                          (Witness)            (Shareholder)


                                               ---------------------------------
                                               (Shareholder)


NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND OTHER FILINGS UNDER ANY APPLICABLE STATE SECURITIES LAWS, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REQUIREMENTS OF THE ACT OR SUCH OTHER LAWS.



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